EXHIBIT 99.2

FINANCIAL STATEMENTS

OF

CONNECTICUT NATURAL GAS CORPORATION

AS OF MARCH 31, 2014 AND DECEMBER 31, 2013 AND
FOR THE THREE MONTHS ENDED MARCH 31, 2014 AND 2013

(UNAUDITED)

TABLE OF CONTENTS

Page
Number
Financial Statements:

Statement of Income for the three months ended March 31, 2014 and 2013	3

Balance Sheet as of March 31, 2014 and December 31, 2013	4

Statement of Cash Flows for the three months ended March 31, 2014 and 2013	6

Statement of Changes in Shareholder’s Equity	7

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF INCOME
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013

Operating Revenues	$162,915	$169,432

Operating Expenses
Operation
Natural gas purchased	98,321	113,095
Operation and maintenance	15,226	12,689
Depreciation and amortization	7,648	9,276
Taxes - other than income taxes	8,366	7,845
Total Operating Expenses	129,561	142,905
Operating Income	33,354	26,527

Other Income and (Deductions), net	205	(506)

Interest Charges, net
Interest on long-term debt	2,393	2,530
Other interest, net	30	283
	2,423	2,813
Amortization of debt expense and redemption premiums	21	43
Total Interest Charges, net	2,444	2,856

Income Before Income Taxes	31,115	23,165

Income Taxes	12,135	7,424

Net Income	18,980	15,741
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	13	16

Net Income attributable to Connecticut Natural Gas Corporation	$18,967	$15,725

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF COMPREHENSIVE INCOME
(In Thousands)

	Three Months Ended
	March 31,
	2014	2013

Net Income	$18,980	$15,741
Less:
Preferred Stock Dividends of Subsidiary, Noncontrolling Interests	13	16
Comprehensive Income	$18,967	$15,725

The accompanying Notes to Financial Statements
are an integral part of the financial statements.

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET
ASSETS
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2014	2013
Current Assets
Unrestricted cash and temporary cash investments	$59,084	$8,620
Accounts receivable less allowance of $4,946 and $4,995, respectively	96,047	70,484
Unbilled revenues	23,967	21,116
Current regulatory assets	11,581	14,649
Deferred income taxes	1,663	1,591
Natural gas in storage, at average cost	16,718	40,951
Materials and supplies, at average cost	1,439	2,350
Refundable taxes	-	783
Prepayments	2,014	2,511
Intercompany receivable	-	4,000
Other	175	-
Total Current Assets	212,688	167,055

Other investments	1,285	1,285

Net Property, Plant and Equipment	463,816	460,943

Regulatory Assets	110,338	96,004

Deferred Charges and Other Assets
Unamortized debt issuance expenses	812	1,084
Goodwill	79,341	79,341
Other	825	448
Total Deferred Charges and Other Assets	80,978	80,873

Total Assets	$869,105	$806,160

The accompanying Notes to Financial Statements
are an integral part of the financial statements.

CONNECTICUT NATURAL GAS CORPORATION
BALANCE SHEET
LIABILITIES AND CAPITALIZATION
(In Thousands)
(Unaudited)

	March 31,	December 31,
	2014	2013
Current Liabilities
Current portion of long-term debt	$6,859	$6,924
Accounts payable	55,242	46,672
Accrued liabilities	18,812	15,695
Current regulatory liabilities	12,306	4,993
Interest accrued	3,213	2,147
Taxes accrued	13,463	5,017
Total Current Liabilities	109,895	81,448

Regulatory Liabilities	170,363	159,897

Deferred Income Taxes	18,534	2,259

Other Noncurrent Liabilities
Pension accrued	32,913	33,922
Other post-retirement benefits accrued	19,014	16,504
Other	7,751	7,623
Total Other Noncurrent Liabilities	59,678	58,049

Commitments and Contingencies

Capitalization
Long-term debt, net of unamortized premium	149,254	149,693

Preferred Stock, not subject to mandatory redemption	340	340

Common Stock Equity
Common stock	33,233	33,233
Paid-in capital	324,004	336,404
Retained earnings (Accumulated deficit)	3,589	(15,378)
Accumulated other comprehensive income	215	215
Net Common Stock Equity	361,041	354,474

Total Capitalization	510,635	504,507

Total Liabilities and Capitalization	$869,105	$806,160

The accompanying Notes to Financial Statements
are an integral part of the financial statements.

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CASH FLOWS
(In Thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Cash Flows From Operating Activities
Net Income	$18,980	$15,741
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,669	9,319
Deferred income taxes	2	(11,643)
Pension expense	1,649	2,417
Regulatory activity, net	18,445	39,990
Other non-cash items, net	(786)	(722)
Changes in:
Accounts receivable, net	(24,968)	(26,824)
Unbilled revenues	(2,851)	3,901
Natural gas in storage	24,233	25,702
Prepayments	497	(920)
Accounts payable	10,816	(3,580)
Taxes accrued/refundable, net	9,229	21,344
Accrued pension	(2,388)	(10,897)
Accrued other post-employment benefits	2,240	(1,536)
Accrued liabilities	3,130	(4,258)
Other assets	610	(1,868)
Other liabilities	1,281	581
Total Adjustments	48,808	41,006
Net Cash provided by Operating Activities	67,788	56,747

Cash Flows from Investing Activities
Plant expenditures including AFUDC debt	(8,911)	(5,995)
Intercompany receivable	4,000	(33,000)
Other	-	-
Net Cash (used in) Investing Activities	(4,911)	(38,995)

Cash Flows from Financing Activities
Payment of common stock dividend	(12,400)	-
Distribution of Capital	-	(13,100)
Payment of preferred stock dividend	(13)	(16)
Net Cash (used in) Financing Activities	(12,413)	(13,116)

Unrestricted Cash and Temporary Cash Investments:
Net change for the period	50,464	4,636
Balance at beginning of period	8,620	6,636
Balance at end of period	$59,084	$11,272

Non-cash investing activity:
Plant expenditures included in ending accounts payable	$846	$413

The accompanying Notes to Financial Statements
are an integral part of the financial statements.

CONNECTICUT NATURAL GAS CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
March 31, 2014
(Thousands of Dollars)
(Unaudited)

				Retained	Accumulated
				Earnings	Other
	Common Stock		Paid-in	(Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit)	Income (Loss)	Total
Balance as of December 31, 2013	10,634,436	$33,233	$336,404	$(15,378)	$215	$354,474

Net income				18,980		18,980
Distribution of capital			(12,400)			(12,400)
Payment of preferred stock dividend				(13)		(13)
Balance as of March 31, 2014	10,634,436	$33,233	$324,004	$3,589	$215	$361,041

The accompanying Notes to Financial Statements
are an integral part of the financial statements.